Report of Independent Registered Public Accounting Firm


To the Board of Trustees and Shareholders of Franklin Templeton Variable Insurance Products Trust

In planning and performing our audit of the financial statements of Franklin Flex Cap Growth Securities Fund, Franklin Global Communications Securities Fund, Franklin Global Real Estate Securities Fund, Franklin Growth and Income Securities Fund, Franklin High Income Securities Fund, Franklin Income Securities Fund, Franklin Large Cap Growth Securities Fund, Franklin Large Cap Value Securities Fund, Franklin Money Market Fund, Franklin Rising Dividends Securities Fund, Franklin Small Cap Value Securities Fund, Franklin Small-Mid Cap Growth Securities Fund, Franklin Strategic Income Securities Fund, Franklin Templeton VIP Founding Funds Allocation Fund, Franklin U.S. Government Fund, Franklin Zero Coupon Fund - 2010, Mutual Discovery Securities Fund, Mutual Shares Securities Fund, Templeton Developing Market Securities Fund, Templeton Foreign Securities Fund, Templeton Global Asset Allocation Fund, Templeton Global Income Securities Fund and Templeton Growth Securities Fund (constituting portfolios of Franklin Templeton Variable Insurance Products Trust (the "Funds")) as of and for the year ended December 31, 2007, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A Fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the fund; and
(3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2007.

This report is intended solely for the information and use of management and the Board of Trustees of Franklin
Templeton Value Investors Trust and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP

San Francisco, California
February 14, 2008